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                                                                   EXHIBIT(b)(4)




                              PRESENTATION TO GNI
                                  SHAREHOLDERS

                                 June 24, 1997

                                  Steve Bouck
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ISSUES TO REVIEW


#    Objective and timing of assignment

#    The company and its performance

#    Action plan

#    Expectations

#    Role of First Analysis Securities Corporation



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                                   OBJECTIVE



                        To maximize shareholder value in
                        any way possible in the shortest
                              possible time frame
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WHY NOW?


#    Previously announced transaction

#    Shareholder value unreasonably lags market

#    Time to recover a reasonable earnings multiple may be long



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PUTTING THINGS IN CONTEXT


#    Review of company performance

     *    Since 1990;

          +    Revenues up 18.9%

          +    EBITDA up 35.5%

          +    EPS up 42.1%

          +    Stock down from $7 to $6

#    Company relative to industry

     *    Since 1990;

          +    Best performance in the industry on an EPS basis



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RELATIVE PERFORMANCE


#    REN and CLHB - went from earnings to losses

#    TTRA - 7.7% compounded EPS growth

#    SK - no EPS growth

#    NR (who's stock is flying) - 20.1% compounded EPS growth (1991 to 1996)



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ISSUES



#    Inconsistent performance

     *    Un-met expectations

     *    Non-recurring operating issues

#    Historical barriers to achieving full potential

     *    Relatively small base of business

     *    Very capital intensive

     *    Personnel in GNIC business

     *    Diversification efforts


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STOCK PERFORMANCE RELATIVE TO PEERS



#    Definition of peers

     *    CLHB, LLE, SK, TTRA, NR, CBM, ECOL, ENSO

#    Synergistic diversification of the business

     *    Few of the other industry participants have successfully diversified




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                          GNI PERFORMANCE RELATIVE TO
                         MARKET CAPITALIZATION WEIGHTED
                                 INDEX OF PEERS



                                    [CHART]





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ACTION PLAN



#    Process

     *    Explore alternatives in a disciplined and coordinated fashion

     *    Work to use the process itself to help enhance value

#    Timing





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ALTERNATIVES



#    Options to be considered

     *    Previous discussion partners

     *    Corporate partners, joint venture

     *    Financial entity

     *    Splitting assets

#    Suggestions?



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                                  EXPECTATIONS
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                 ROLE OF FIRST ANALYSIS SECURITIES CORPORATION

#    Assist in identifying alternatives

#    Coordinate process

#    Negotiate potential transaction elements

#    Review any documentation

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SUMMARY



#    Company has performed well, albeit inconsistently on an operating basis

# The value that the Company and its management have created needs to be recognized now



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